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Exhibit No. 4.01 - SPECIMEN STOCK CERTIFICATE

       INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


---xxx---                                                             --VOID--

           VERDLAND BIO-HIGH TECH INVESTMENT CO., INC.

                   50,000,000 AUTHORIZED SHARES
                 $0.001 PAR VALUE  NON-ASSESSABLE

CUSIP NO. 923396 10 5


This Certifies that ----------SPECIMEN-------------- is the registered holder of --------------------VOID-------------------- Shares, of UPLAND ENERGY
CORPORATION, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ----- day of ----------- A.D. 19xx.

/s/                         [Corporate Seal] /s/
Secretary                                    President

Countersigned:
Colonial Stock Transfer
440 East 400 South, #1
Salt Lake City, Utah 84111

By:----------------------